UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 24, 2020

MI1 GLOBAL TELCO., INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-53749	98-0632051
(Commission File Number)	(IRS Employer Identification No.)

36, JALAN SERI UTARA 3/3C, KIPARK AVENUE

OFF JALAN IPOH, 68100 KUALA LUMPUR

WILAYAH PERSEKUTUAN, MALAYSIA

(Address of principal executive offices and zip code)

+603 6241 2023 / +603 6242 1028

(Registrant's telephone number including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Officers

Effective as of March 24, 2020, Mr. Lim Kock Chiang resigned as the Chief Executive Officer, Chief Financial Officer, Secretary and Director of Mi1 Global TelCo., Inc. (the “Company”).

Appointment of Directors and Officers

Effective as of March 24, 2020, the Board of Directors (the “Board”) of the Company appointed Mr. Kok Seng Yeap to serve as its Chief Executive Officer, Chief Financial Officer, Secretary and Director.

Mr. Kok Seng Yeap, age 44, has over 15 years of experience in the financial industry as an expert in the financial industry, working in sectors such as Private Banking, Insurance, Pre IPO, Financial Engineering and Corporate Acquisition & Merger transactions. He also has significant marketing experience through working for multinational corporations including Great Eastern Life Assurance Berhad, Prudential Assurance Berhad, Pacific Unit Trust Berhad, and as a legal professional will writer in Rockwill Sdn Bhd. in 2013. He is a Life Insurance Practitioner with the qualification obtained from the Malaysia Insurance Institute. Currently, Mr. Kok serves as a Director of ELG Bank Limited, the Executive Chairman for EXSULAR Insurance Corporation Limited, and the Managing Director of NobleCorp Asset Management Ltd. Mr. Kok graduated from the Global University (GULL), USA with a Masters in Finance and Management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mi1 Global Telco., Inc.

Dated: April 14, 2020	By: /s/ Kok Seng Yeap
Kok Seng Yeap
Chief Executive Officer

2